UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2022

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15515 Lemon Fish Drive, Lakewood Ranch, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 924-4332

 ______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 504 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-25 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

From September 1, 2022 to September 7, 2022, the Registrant signed two identical Common Stock Purchase Agreements whereby subject to the terms and conditions set forth, the Registrant will sell to the two Investors up to a combined Five Million Dollars ($5,000,000) of registered common stock, $0.001 par value per share (the “Common Stock”). This represents a potential $2,500,000 for each investor.

Subject to the satisfaction of all of the conditions set forth in the Agreement, the Registrant shall have the right, but not the obligation, to direct the Investors, by its delivery to the Investors of a Purchase Notice from time to time, to purchase a minimum of a combined fifty thousand dollars ($50,000) and up to a maximum of; (i) five hundred thousand dollars ($500,000), or (ii) one hundred and ten percent (110%) of the average daily volume traded for the Company’s common stock during the relevant Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences), subject to the Available Amount. The Valuation Period is the five (5) consecutive Business Days immediately preceding, but not including the date a Purchase Notice is delivered. The maturity date of the Agreement is June 30, 2023.

The Purchase Price is 75% of the lowest traded price of the Common Stock during the Valuation Period. The right of the Company to commence sales of the common stock is subject to the satisfaction that the Company’s Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”) shall have been declared and remain effective by and with the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. Both Common Stock Purchase Agreements include a one time $2,500 document processing fee upon the first funding.

Both Common Stock Purchase Agreements include the issuance of 31,250,000 shares of Common Stock (61,500,000 combined) with 7,812,500 each (15,625,000 combined) issued upon the execution of the Common Stock Purchase Agreements and 23,437,500 each (46,875,000 combined) issued upon an effective registration with the SEC of the Company’s Form S-1 Registration Statement. Additionally, both Common Stock Purchase Agreements provide for the issuance of 83,333,333 warrants (166,666,666 combined) to purchase shares of Common Stock with an exercise price of $0.003 per share and a five (5) year exercise period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

10.7	Common Stock Purchase Agreement dated August 31, 2022

10.7.1	Warrant to Purchase Common Stock dated August 31, 2022

10.8	Common Stock Purchase Agreement dated September 1, 2022

10.8.1	Warrant to purchase Common Stock dated September 1, 2022

99.1	Press Release issued by the Registrant on September 7, 2022

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/Frank Murtha
Frank Murtha, President and Chief Executive Officer

Dated: September 7, 2022

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